Exhibit 99.1

Arrow Electronics Names Andy King as President of Global Components Business

-- Succeeds Eric Schuck --

CENTENNIAL, Colo.--(BUSINESS WIRE)--November 9, 2015--Arrow Electronics, Inc. (NYSE:ARW) today announced that Andy King has been named president of its global components business.

Mr. King succeeds Eric Schuck, and will report to Andrew S. Bryant, chief operating officer of Arrow’s global components and global enterprise computing solutions businesses.

Mr. King previously served as president of Arrow’s components business in the Europe, Middle East and Africa (EMEA) region. Prior to that, he served as vice president of sales and vice president of semiconductor marketing and engineering in EMEA for the company.

“Andy’s track record of leadership and his extensive industry experience make him the exemplary executive to lead our global components organization and increase the growth of our businesses,” said Mr. Bryant.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 56 countries.

CONTACT:
Arrow Electronics, Inc.
Contact:
Steven O’Brien, 303-824-4544
Director, Investor Relations
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations, and
Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Vice President, Global Communications